Exhibit 99.1
Workday Announces Fiscal 2024 Third Quarter Financial Results

Fiscal Third Quarter Total Revenues of $1.87 Billion, Up 16.7% Year Over Year
Subscription Revenues of $1.69 Billion, Up 18.1% Year Over Year
12-Month Subscription Revenue Backlog of $6.05 Billion, Up 21.9% Year Over Year

PLEASANTON, Calif., November 28, 2023 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2024 third quarter ended October 31, 2023.

Fiscal 2024 Third Quarter Results

•Total revenues were $1.87 billion, an increase of 16.7% from the third quarter of fiscal 2023. Subscription revenues were $1.69 billion, an increase of 18.1% from the same period last year.
•Operating income was $87.9 million, or 4.7% of revenues, compared to an operating loss of $26.3 million, or negative 1.6% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $462.1 million, or 24.8% of revenues, compared to a non-GAAP operating income of $314.2 million, or 19.7% of revenues, in the same period last year.1
•Basic and diluted net income per share was $0.43, compared to basic and diluted net loss per share of $0.29 in the third quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $1.56 and $1.53, respectively, compared to non-GAAP basic and diluted net income per share of $1.01 and $0.99, respectively, in the same period last year.2
•Total subscription revenue backlog was $18.45 billion, up 30.9% from the same period last year. 12-month subscription revenue backlog was $6.05 billion, and 24-month subscription revenue backlog was $10.58 billion, up 21.9% and 22.7% year over year, respectively.
•Operating cash flows were $450.8 million compared to $408.7 million in the prior year. Free cash flows were $390.8 million compared to $349.8 million in the prior year.3
•Cash, cash equivalents, and marketable securities were $6.88 billion as of October 31, 2023.

Comments on the News

“Workday delivered a strong quarter, demonstrating how organizations across industries and geographies are continuing to place their trust in Workday,” said Carl Eschenbach, co-CEO, Workday. “The momentum across our business is palpable, powered by our AI innovation, strength in full platform deals, expanding partner ecosystem, and international growth – with EMEA surpassing $1 billion annual recurring revenue in the quarter. Now with over 5,000 core Workday HCM customers, more companies around the world are turning to Workday to manage their most precious assets: their people and money.”

“Our strategy to build AI directly into the core of our products continues to resonate with our customers and is fueled by our platform strategy, unrivaled dataset, and emphasis on being human-centric,” said Aneel Bhusri, co-founder, co-CEO, and chair, Workday. “We unveiled a series of new AI capabilities at Workday Rising – including investments in generative AI and conversational AI – that will benefit all users with an emphasis on increasing productivity, growing and retaining talent, streamlining business processes, and driving better decision-making. With a commitment to delivering responsible and trustworthy solutions, we are providing the innovation our customers need to thrive in today’s dynamic business environment.”

“Our strong third-quarter results demonstrate the durability of our business and the ongoing market adoption for cloud Financials and Human Capital Management,” said Zane Rowe, chief financial officer, Workday. “Following our continued momentum in the third quarter, we are raising our fiscal 2024 subscription revenue guidance to $6.598 billion, representing 19% year-over-year growth. We are also raising our fiscal 2024 non-GAAP operating margin guidance to 23.8%. Our focus is centered on investing to drive durable long-term growth while expanding margins.”

Recent Highlights

•Workday announced new full platform customers for Workday Financial Management and Workday Human Capital Management (HCM), with new wins including AdventHealth, Aurelius Group, Bentley Systems, Globe Life, Houston Methodist, and Kern County.
•Workday surpassed 5,000 core Workday Human Capital Management (HCM) customers in Q3.
•Workday announced several AI updates, including multiple generative AI capabilities; new AI capabilities in Workday Adaptive Planning; a Manager Insights Hub that surfaces automated insights for managers to develop their teams; and enhancements to Workday Extend to enable developers to leverage Workday AI services.
•Workday demonstrated continued expansion of its global partner ecosystem with several updates including a new Workday AI Marketplace to help customers easily find and deploy trusted AI apps within the Workday ecosystem, an expanded partnership with ADP to help deliver an enhanced frictionless global payroll, compliance, and HR experience for joint customers, and an expanded partnership with Accenture to help companies accelerate their adoption of skills-based talent strategies.
•Workday celebrated its customers with more than 15,000 attendees at Workday Rising and more than 4,000 attendees at Workday Rising EMEA.
•Workday was named a Leader in the Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises4 and Gartner® Magic Quadrant™ for Cloud ERP for Service-Centric Enterprises.5
•Workday VNDLY was named a 2023 Top HR Product of the Year by Human Resource Executive.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2024 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
3Free cash flows are defined as net cash provided by (used in) operating activities minus total capital expenditures. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
4Gartner, “Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises,” Ranadip Chandra, Sam Grinter, Ron Hanscome, Chris Pang, Anand Chouksey, Josie Xing, Harsh Kundulli, David Bobo, Laura Gardiner, Hiten Sheth, Jackie Watrous, Travis Wickesberg, October 18, 2023.
5Gartner, “Magic Quadrant for Cloud ERP for Service-Centric Enterprises,” Denis Torii, Sam Grinter, Tim Faith, Naveen Mahendra, Neha Ralhan, Robert Anderson, August 29, 2023.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark, and MAGIC QUADRANT is a registered trademark of Gartner, Inc., and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2023 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2024 subscription revenues and non-GAAP operating margin, growth and expansion, innovation, momentum, market adoption, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) the impact of recent macroeconomic events, including inflation and rising interest rates, on our business, as well as our customers, prospects, partners, and service providers; (iv) privacy concerns and evolving domestic or foreign laws and regulations; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (viii) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (ix) our reliance on our network of partners to drive additional growth of our revenues; (x) adverse changes in general economic or market conditions; (xi) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xii) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (xiii) adverse changes in general economic or market conditions; (xiv) the regulatory, economic, and political risks associated with our domestic and international operations; (xv) delays or reductions in information technology spending; and (xvi) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,563,939	$1,886,311
Marketable securities	5,316,045	4,235,083
Trade and other receivables, net	1,224,818	1,570,086
Deferred costs	207,566	191,054
Prepaid expenses and other current assets	261,795	225,690
Total current assets	8,574,163	8,108,224
Property and equipment, net	1,206,564	1,201,254
Operating lease right-of-use assets	265,963	249,278
Deferred costs, noncurrent	432,275	420,988
Acquisition-related intangible assets, net	249,242	305,465
Goodwill	2,846,464	2,840,044
Other assets	351,262	360,985
Total assets	$13,925,933	$13,486,238
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$79,333	$153,751
Accrued expenses and other current liabilities	234,906	260,131
Accrued compensation	420,178	563,548
Unearned revenue	3,196,648	3,559,393
Operating lease liabilities	98,325	91,343
Total current liabilities	4,029,390	4,628,166
Debt, noncurrent	2,978,800	2,975,934
Unearned revenue, noncurrent	62,148	74,540
Operating lease liabilities, noncurrent	198,843	181,799
Other liabilities	31,835	40,231
Total liabilities	7,301,016	7,900,670
Stockholders’ equity:
Common stock	264	259
Additional paid-in capital	9,981,756	8,828,639
Treasury stock	(471,481)	(185,047)
Accumulated other comprehensive income (loss)	33,207	53,051
Accumulated deficit	(2,918,829)	(3,111,334)
Total stockholders’ equity	6,624,917	5,585,568
Total liabilities and stockholders’ equity	$13,925,933	$13,486,238

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Revenues:
Subscription services	$1,691,116	$1,432,393	$4,842,964	$4,071,804
Professional services	174,559	166,710	493,789	497,754
Total revenues	1,865,675	1,599,103	5,336,753	4,569,558
Costs and expenses (1):
Costs of subscription services	263,840	259,397	758,551	737,301
Costs of professional services	181,400	176,396	552,233	524,398
Product development	618,736	565,727	1,828,870	1,655,071
Sales and marketing	537,816	470,196	1,580,639	1,358,198
General and administrative	176,028	153,708	512,148	427,832
Total costs and expenses	1,777,820	1,625,424	5,232,441	4,702,800
Operating income (loss)	87,855	(26,321)	104,312	(133,242)
Other income (expense), net	41,388	4,163	113,652	(48,789)
Income (loss) before provision for (benefit from) income taxes	129,243	(22,158)	217,964	(182,031)
Provision for (benefit from) income taxes	15,534	52,563	25,459	59,021
Net income (loss)	$113,709	$(74,721)	$192,505	$(241,052)
Net income (loss) per share, basic	$0.43	$(0.29)	$0.74	$(0.95)
Net income (loss) per share, diluted	$0.43	$(0.29)	$0.73	$(0.95)
Weighted-average shares used to compute net income (loss) per share, basic	262,153	255,753	260,747	253,975
Weighted-average shares used to compute net income (loss) per share, diluted	266,377	255,753	264,087	253,975

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Costs of subscription services	$30,543	$25,598	$89,793	$76,918
Costs of professional services	28,738	26,577	87,532	79,999
Product development	162,025	149,279	493,934	449,764
Sales and marketing	64,805	61,186	211,560	180,233
General and administrative	63,146	51,556	187,810	146,795
Total share-based compensation expenses	$349,257	$314,196	$1,070,629	$933,709

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$113,709	$(74,721)	$192,505	$(241,052)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	68,614	91,854	210,470	274,395
Share-based compensation expenses	349,257	314,196	1,070,629	933,709
Amortization of deferred costs	54,450	44,830	155,432	126,515
Non-cash lease expense	24,454	23,359	72,611	68,318
(Gains) losses on investments	9,488	(3,833)	16,764	20,746
Accretion of discounts on marketable debt securities, net	(39,379)	(13,121)	(111,180)	(15,797)
Other	(10,037)	16,372	(19,696)	31,170
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	37,719	61,885	327,647	200,008
Deferred costs	(79,927)	(56,552)	(183,231)	(163,023)
Prepaid expenses and other assets	71,644	2,435	78,279	(31,447)
Accounts payable	(6,525)	18,116	(62,352)	20,884
Accrued expenses and other liabilities	(32,159)	47,061	(219,470)	41,253
Unearned revenue	(110,533)	(63,213)	(375,053)	(302,936)
Net cash provided by (used in) operating activities	450,775	408,668	1,153,355	962,743
Cash flows from investing activities:
Purchases of marketable securities	(1,272,864)	(2,310,915)	(4,746,086)	(5,651,005)
Maturities of marketable securities	1,124,276	2,181,147	3,595,718	3,767,509
Sales of marketable securities	45,690	19,988	93,368	53,355
Owned real estate projects	(1,424)	(181)	(3,112)	(446)
Capital expenditures, excluding owned real estate projects	(58,524)	(58,665)	(181,053)	(286,013)
Business combinations, net of cash acquired	(8,517)	—	(8,517)	—
Purchase of other intangible assets	(700)	(700)	(10,200)	(700)
Purchases of non-marketable equity and other investments	—	(3,250)	(10,500)	(20,173)
Sales and maturities of non-marketable equity and other investments	54	4,513	54	11,674
Net cash provided by (used in) investing activities	(172,009)	(168,063)	(1,270,328)	(2,125,799)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	—	2,978,077
Repayments and extinguishment of debt	—	(1,149,622)	—	(1,843,605)
Payments for debt issuance costs	—	—	—	(7,220)
Repurchases of common stock	(144,686)	—	(283,333)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	(4,803)	710	82,493	85,002
Other	(69)	(161)	(474)	(538)
Net cash provided by (used in) financing activities	(149,558)	(1,149,073)	(201,314)	1,211,716
Effect of exchange rate changes	(787)	(920)	(698)	(1,750)
Net increase (decrease) in cash, cash equivalents, and restricted cash	128,421	(909,388)	(318,985)	46,910
Cash, cash equivalents, and restricted cash at the beginning of period	1,447,834	2,497,043	1,895,240	1,540,745
Cash, cash equivalents, and restricted cash at the end of period	$1,576,255	$1,587,655	$1,576,255	$1,587,655

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$263,840	$(30,543)	$(9,140)	$—	$224,157
Costs of professional services	181,400	(28,738)	(1,097)	—	151,565
Product development	618,736	(162,025)	(3,006)	—	453,705
Sales and marketing	537,816	(64,805)	(10,438)	—	462,573
General and administrative	176,028	(63,146)	(1,305)	—	111,577
Operating income (loss)	87,855	349,257	24,986	—	462,098
Operating margin	4.7%	18.7%	1.4%	—%	24.8%
Other income (expense), net	41,388	—	—	—	41,388
Income (loss) before provision for (benefit from) income taxes	129,243	349,257	24,986	—	503,486
Provision for (benefit from) income taxes	15,534	—	—	80,129	95,663
Net income (loss)	$113,709	$349,257	$24,986	$(80,129)	$407,823
Net income (loss) per share, basic (1)	$0.43	$1.33	$0.10	$(0.30)	$1.56
Net income (loss) per share, diluted (1)	$0.43	$1.31	$0.09	$(0.30)	$1.53
(1)GAAP and non-GAAP net income per share are both calculated based upon 262,153 basic and 266,377 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $16.0 million and employer payroll tax-related items on employee stock transactions of $9.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, the non-GAAP tax rate is 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$259,397	$(25,598)	$(14,100)	$—	$219,699
Costs of professional services	176,396	(26,577)	(623)	—	149,196
Product development	565,727	(149,279)	(1,899)	—	414,549
Sales and marketing	470,196	(61,186)	(9,206)	—	399,804
General and administrative	153,708	(51,556)	(531)	—	101,621
Operating income (loss)	(26,321)	314,196	26,359	—	314,234
Operating margin	(1.6)%	19.6%	1.7%	—%	19.7%
Other income (expense), net	4,163	—	—	—	4,163
Income (loss) before provision for (benefit from) income taxes	(22,158)	314,196	26,359	—	318,397
Provision for (benefit from) income taxes	52,563	—	—	7,933	60,496
Net income (loss)	$(74,721)	$314,196	$26,359	$(7,933)	$257,901
Net income (loss) per share, basic (1)	$(0.29)	$1.23	$0.10	$(0.03)	$1.01
Net income (loss) per share, diluted (1)	$(0.29)	$1.23	$0.10	$(0.05)	$0.99
(1)GAAP net loss per share is calculated based upon 255,753 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 255,753 basic and 261,777 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $0.9 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.2 million and employer payroll tax-related items on employee stock transactions of $5.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.02 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$758,551	$(89,793)	$(39,500)	$—	$629,258
Costs of professional services	552,233	(87,532)	(5,537)	—	459,164
Product development	1,828,870	(493,934)	(18,806)	—	1,316,130
Sales and marketing	1,580,639	(211,560)	(35,222)	—	1,333,857
General and administrative	512,148	(187,810)	(5,468)	—	318,870
Operating income (loss)	104,312	1,070,629	104,533	—	1,279,474
Operating margin	2.0%	20.1%	1.9%	—%	24.0%
Other income (expense), net	113,652	—	—	—	113,652
Income (loss) before provision for (benefit from) income taxes	217,964	1,070,629	104,533	—	1,393,126
Provision for (benefit from) income taxes	25,459	—	—	239,235	264,694
Net income (loss)	$192,505	$1,070,629	$104,533	$(239,235)	$1,128,432
Net income (loss) per share, basic (1)	$0.74	$4.11	$0.40	$(0.92)	$4.33
Net income (loss) per share, diluted (1)	$0.73	$4.05	$0.40	$(0.91)	$4.27
(1)GAAP and non-GAAP net income per share are both calculated based upon 260,747 basic and 264,087 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $58.4 million and employer payroll tax-related items on employee stock transactions of $46.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, the non-GAAP tax rate is 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$737,301	$(76,918)	$(45,022)	$—	$615,361
Costs of professional services	524,398	(79,999)	(5,297)	—	439,102
Product development	1,655,071	(449,764)	(17,146)	—	1,188,161
Sales and marketing	1,358,198	(180,233)	(32,640)	—	1,145,325
General and administrative	427,832	(146,795)	(3,772)	—	277,265
Operating income (loss)	(133,242)	933,709	103,877	—	904,344
Operating margin	(2.9)%	20.4%	2.3%	—%	19.8%
Other income (expense), net	(48,789)	—	—	—	(48,789)
Income (loss) before provision for (benefit from) income taxes	(182,031)	933,709	103,877	—	855,555
Provision for (benefit from) income taxes	59,021	—	—	103,534	162,555
Net income (loss)	$(241,052)	$933,709	$103,877	$(103,534)	$693,000
Net income (loss) per share, basic (1)	$(0.95)	$3.68	$0.41	$(0.41)	$2.73
Net income (loss) per share, diluted (1)	$(0.95)	$3.68	$0.41	$(0.49)	$2.65
(1)GAAP net loss per share is calculated based upon 253,975 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 253,975 basic and 262,742 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3.5 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $64.3 million and employer payroll tax-related items on employee stock transactions of $39.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.08 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$450,775	$408,668	$1,153,355	$962,743
Less: Total capital expenditures (1)	(59,948)	(58,846)	(184,165)	(286,459)
Free cash flows	$390,827	$349,822	$969,190	$676,284
(1)Total capital expenditures consists of Capital expenditures, excluding owned real estate projects of $59 million, $59 million, $181 million, and $286 million for the three and nine months ended October 31, 2023, and 2022, respectively, and Owned real estate projects of $1 million, $0.2 million, $3 million, and $0.4 million for the three and nine months ended October 31, 2023, and 2022, respectively.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats total capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2024 and 2023, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday's management believes that reducing cash provided by (used in) operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of the non-GAAP measures of non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) per share, and free cash flows have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Stacey Johnson, media@workday.com